                                                                     EXHIBIT 4.1

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

                                                           CUSIP NO. 254567 10 0

                           DIRECT III MARKETING, INC.

                   AUTHORIZED COMMON STOCK: 50,000,000 SHARES
                                PR VALUE: $.001


THIS CERTIFIES THAT



IS THE RECORD HOLDER OF


               Shares of Direct III Marketing, Inc. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Secretary:

President: